CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated December 21, 2015, relating to the audited consolidated financial statements of NOVA Smart Solutions, Inc. and affiliates for the period from June 11, 2015 (inception) to September 30, 2015 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Accell Audit and Compliance, P.A.

Tampa, Florida February 25, 2016

4868 West Gandy Boulevard i Tampa, Florida 33611 i 813.440.6380